EXHIBIT 13.1

WRITTEN STATEMENT OF CHAIRMAN AND PRESIDENT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the annual report of NB Finance, Ltd. (the “Company”), for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on Form 20-F on the date hereof (the “Report”), I, Martin Ouellet, President of the Company, certify that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Martin Ouellet
President

Dated: June 18, 2008

A signed original of this written statement required by Section 906 has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.